UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2008 (February 5, 2008)
ALEXZA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000
1020 East Meadow Circle
Palo Alto, California 94303

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
     On February 5, 2008 Alexza Pharmaceuticals, Inc. (“Alexza”) announced that it has initiated a Phase 1 clinical trial with AZ-007 (Staccato® Zaleplon). AZ-007 is an inhalation product candidate being developed for treatment of insomnia patients who have difficulty falling asleep, including patients who awake in the middle of the night and have difficulty falling back asleep. This is the first clinical trial of AZ-007 being conducted under an IND filed recently with the U.S. Food and Drug Administration. Alexza also announced today a status update on its clinical pipeline. The press release announcing the clinical trial and the status update on the clinical pipeline is filed as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “Alexza Initiates AZ-007 (Staccato® Zaleplon) Phase 1 Clinical Trial and Updates Clinical Pipeline Development Status,” dated February 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.

Date: February 5, 2008
	By:	/s/ Thomas B. King

Thomas B. King, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “Alexza Initiates AZ-007 (Staccato® Zaleplon) Phase 1 Clinical Trial and Updates Clinical Pipeline Development Status,” dated February 5, 2008.